                                                                    Exhibit 3.39

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/22/1998
                                                           981495831 - 2983303

                            CERTIFICATE OF FORMATION
                                       OF
                            ACC TENNESSEE LICENSE LLC


         This Certificate of Formation of ACC Tennessee License LLC (the "Company") dated as of December 22, 1998, is being duly executed and filed by Kevin Saer, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 DEL.C. Section 18-101, ET SEQ.).

         FIRST.   The name of the limited liability company formed hereby is:
ACC Tennessee License LLC.

         SECOND. The address of the registered office of the company in the State of Delaware is c/o National registered Agents, Inc., 9 East Loockerman Street, Dover, Kent County, Delaware 19901.

         THIRD.   The name and address of the registered agent for service of process on the company in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, Dover, Kent County, Delaware 19901.

         FOURTH. The future effective date of the Certificate of formation is December 31, 1998.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                             /s/ Kevin Saer
                                             -------------------------------
                                             Kevin Saer, Esq.
                                             Authorized Person